UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

RACKSPACE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place
City of Windcrest
San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)
(210) 312-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2021, the Compensation Committee of the Board of Directors of Rackspace Technology, Inc. (the “Company”) adopted and approved the Rackspace Technology, Inc. Executive Change in Control Severance Plan (the “Plan”), effective March 16, 2021, covering the Company’s Chief Executive Officer, the other named executive officers and certain other key executives and employees of the Company designated by the Committee. Capitalized terms and phrases used but not defined herein will have the respective meanings given to them in the Plan.

The Plan was adopted to provide standardized severance benefits to current and future Participants in the event of a Qualifying Termination following a Change in Control and, assuming the eligible executive officer elects to participate in the Plan, supersedes any pre-existing severance benefits to which the Participants were previously entitled, including those provided under employment agreements with the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers.

Under the Plan, in the event of the termination of a Participant’s employment by the Company or an affiliate other than for Cause or a Participant’s resignation for Good Reason within the two years following a Change in Control (a “Qualifying Termination”), the Participant will generally be eligible to receive:
•Severance pay in the following amount, based on the tier classification of the Participant’s job position:
–Tier 1 Participant: 2 times the sum of the Participant’s Base Salary and Target Bonus
–Tier 2 Participant: 1.5 times the sum of the Participant’s Base Salary and Target Bonus
–Tier 3 Participant: 1 times the sum of the Participant’s Base Salary and Target Bonus

•His or her Target Bonus, prorated to reflect the Participant’s days of service during the year of termination.

•A cash payment equal to the aggregate premium cost of continued group health insurance coverage for the Participant and his or her dependents for a period of 18 months, plus reimbursement of any applicable taxes on such health insurance-related payment and on such reimbursement amount.

•Reimbursement for outplacement services for a period of one year, up a maximum of $20,000 for a Tier 1 or Tier 2 Participant, or $10,000 for a Tier 3 Participant.

•To the extent that equity awards held by the Participant under a Company equity plan at the time of a Change in Control vest upon a Qualifying Termination within two years thereafter, a cash payment equal to 50% of any applicable taxes due on the ordinary income taxation event of such equity awards, plus reimbursement of any applicable taxes on such equity award-related payment and on such reimbursement amount.

•Accelerated vesting and payment of any applicable cash-based retention, transaction or similar bonus award held by the Participant as of the date of termination.

The Company’s current named executive officers are eligible for Tier 1 Participant benefits, with the exception of Martin Blackburn, who is currently eligible for Tier 2 Participant benefits. Severance payments (other than reimbursements) will be made in a single lump sum payment shortly following termination of employment, subject to the Participant’s execution of a general release of claims and compliance with applicable post-termination restrictive covenants.

The above description is a summary of the terms of the Plan and is subject to and qualified in its entirety by the terms of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Rackspace Technology, Inc. Executive Change in Control Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

Date:	March 18, 2021	By:	/s/ Amar Maletira
Amar Maletira
President and Chief Financial Officer